Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF "SUPPORTSPAN HOLDINGS, INC.", CHANGING ITS NAME FROM  "SUPPORTSPAN

HOLDINGS, INC." TO "ADEX MEDIA, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF  APRIL, A,D. 2008, AT 3:22 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4536801 8101 080483529	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6556167 DATE: 04-29-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:22 PM 04/29/2008
FILED 03:22 PM 04/29/2008
SRV 080483529 - 4536801 FILE

CORRECTED CERTIFICATE OF OWNERSHIP AND MERGER.

OF

SUPPORTSPAN HOLDINGS, INC.

The Corporation is duly organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.    The name of the Corporation is: Supportspan Holdings, Inc.

2.    That a Certificate of Ownership and Merger was filed by the Secretary of State of Delaware on April 25, 2008 and that said Certificate requires correction as permitted by Section 103(f) of the Delaware General Corporation Law of the State of Delaware.

3.    The inaccuracy or defect of said Certificate to be corrected is as follows:

Due to a clerical error the incorrect draft of the certificate of ownership and merger was filed.

The Certificate of Ownership and Merger is corrected to read in its entirety as follows:

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SUPPORTSPAN, INC., a Nevada Corporation

INTO

ADEX MEDIA, INC., a Delaware Corporation

Section 253C Parent into Subsidiary

SupportSpan, Inc., a corporation organized and existing under the laws of the State of Nevada,

DOES HEREBY CERTIFY:

FIRST:    That it was organized as a Nevada corporation pursuant to the provisions of the Nevada Revised Statutes on March 13, 2007.

SECOND:       That it owns 100% of the outstanding shares of the capital stock of Adex Media, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware cm April 24, 2008.

THIRD:    That by written consent of its board of directors, dated April 24, 2008, determined to merge the corporation into said Adex Media, Inc., and did adopt the following resolutions:

RESOLVED, that this corporation, SupportSpan, Inc„ merges itself into Adex Media, Inc., which corporation assumes all of the obligations of SupportSpan, Inc.

FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

Upon completion of the merger, the holders of the common stock of SupportSpan, Inc. shall receive 193624423963134 shares of the common stock of Adex Media, Inc, in exchange for each share of common stock of SupportSpan, Inc. and shall have no further claims of any kind or nature; and all of the common stock of Adex Media, Inc_ held by SupportSpan, Inc. shall be surrendered and canceled.

FOURTH:    That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, SupportSpan, Inc., by written consent in lieu of a meeting of the stockholders.

FIFTH:    That the name of the surviving corporation shall be Adex Media, Inc.

IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 24th day of April, 2008.

By:      /s/ D. Chad Allison
Authorized Officer

Name: D. Chad Allison
Print or Type

Title: Chairman, President and CEO

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "ADEX MEDIA, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF

APRIL, A,D. 2008, AT 1:09 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4536801 8100 080487498	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6558212 DATE: 04-30-08

State of Delaware
Secretary of State
Division of Corporations Delivered 01:09 PM 04/30/2008
FILED 01:09 PM 04/30/2008 SRV 080487498 - 4536801 FILE'

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Adex Media Inc.

Corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
1.           The name of the corporation is Adex media, Inc.
2.           That a Certificate of Incorporation
(Title of Certificate Being Corrected)
Was filed by the Secretary of State of Delaware on April 21, 2008
And that said Certificate requires correction as permitted by Section 103 of the
General Corporation Law of the State of Delaware.
3.           The inaccuracy of defeat of said Certificate is: (must be specific)
The par value was incorrect due to clerical error

4.           Article Fourth of the Certificate is corrected to read as follows:
The total number of shares of stock which this corporation is authorized to issue is: One hundred fifty million (150,000,000) shares of common stock with $.0001 par value and Ten Million (10,000,000) shares of preferred stock with $.0001 par value.  The powers, preferences and rights and the qualification, limitation and restrictions thereof shall be determined by the board of directors.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 30th day of April , A.DS. 2008

By:	/s/ D. Chad Allison
Authorized Officer
Name:	D. Chad Allison
Print or Type
Title:	President